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                                                              EXHIBIT 23.06

             CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 333-69589) and related Prospectus of Cadence Design Systems, Inc. and to the incorporation by reference therein of our report dated January 21, 1997, with respect to the year ended December 31, 1996 consolidated financial statements of Cooper & Chyan Technology, Inc. included in Cadence Design Systems, Inc. Annual Report (Form 10-K) for the year ended January 2, 1999, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Palo Alto, California

April 16, 1999